Exhibit 10.1

PARAMOUNT GROUP, INC.

AOLTIP UNIT AWARD AGREEMENT

Name of Participant: ____________ (the “Participant”)

No. of AOLTIP Units Awarded: ____________

Grant Date: September 8, 2023 (the “Grant Date”)

Final Conversion Date: September 8, 2033 (the “Final Conversion Date”)

AOLTIP Unit Participation Threshold: $5.12 (the “AOLTIP Unit Participation Threshold”)

RECITALS

A. The Participant is an officer of Paramount Group, Inc., a Maryland corporation (the “Company”) and provides services to Paramount Group Operating Partnership LP, a Delaware limited partnership, through which the Company conducts substantially all of its operations (the “Partnership”).

B. The Company hereby grants the Participant the number of AOLTIP Units (as defined in the Agreement of Limited Partnership (as amended and supplemented from time to time, the “LP Agreement”) of the Partnership) set forth above and hereby causes the Partnership to issue to the Participant such AOLTIP Units (the “Award AOLTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement. Upon the close of business on the Grant Date pursuant to this AOLTIP Unit Award Agreement (this “Agreement”), the Participant shall receive the Award AOLTIP Units, subject to the restrictions and conditions set forth herein, in the LP Agreement and, as set forth in Section 7 of this Agreement, in the Company’s Amended and Restated 2014 Equity Incentive Plan (as amended and supplemented from time to time, the “Plan”). Unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings given to those terms in the Plan.

NOW, THEREFORE, the Company, the Partnership and the Participant agree as follows:

1.
Effectiveness of Award. The Participant shall be admitted as a partner of the Partnership with beneficial ownership of the Award AOLTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the LP Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Participant, the Partnership and the Company, the books and records of the Partnership shall reflect the issuance to the Participant of the Award AOLTIP Units. Thereupon, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to a number of AOLTIP Units equal to the Award AOLTIP Units, as set forth in the LP Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.
2.
Vesting of Award AOLTIP Units.
(a)
Service-Based Vesting. Except as otherwise provided in Section 5 below, and subject to satisfaction of the performance-based vesting conditions set forth in Section 2(b) below, the Award AOLTIP Units shall become vested on the Vesting Date or Dates specified in the following schedule so long as the Participant remains an employee of the Employer on such Dates. If a series of Vesting Dates is specified, then the Award AOLTIP Units shall become vested only with respect to the number of Award AOLTIP Units specified as vested on each such date. There shall be no proportionate or partial vesting of Award AOLTIP Units in or during the months, days or periods between each Vesting Date.

Incremental Number of Award AOLTIP Units Vested	Vesting Date
(20%)	October 1, 2026
(80%)	October 1, 2027

(b)
Performance-Based Vesting. In addition to the service-based vesting conditions set forth in Section 2(a), the Award AOLTIP Units are subject to performance-based vesting conditions during the period from the Grant Date through the Mandatory Conversion Date. To satisfy the performance-based vesting conditions, the Common Stock Price must equal or exceed the AOLTIP Unit Participation Threshold by the amounts set forth in the table below constituting Threshold, Target and Maximum performance as of any date during the period commencing on the Grant Date and ending on the Mandatory Conversion Date. The percentage of Award AOLTIP Units that shall have satisfied the performance-based vesting conditions and, subject to satisfaction of the service-based vesting conditions set forth in Section 2(a) above, will be eligible to be converted into common units of the Partnership (the “Award Common Units”) in accordance with the terms of the LP Agreement shall be equal to the corresponding percentage set forth in the table below, subject to linear interpolation for performance between such performance levels. Once any performance hurdle has been achieved, including by linear interpolation, such hurdle shall be deemed to have been achieved for all purposes under this Agreement and the corresponding number of AOLTIP Units that have been deemed to satisfy the performance-based vesting conditions under this Agreement shall not be reduced.

Performance Level	Common Stock Price Appreciation Above AOLTIP Unit Participation Threshold	Common Stock Price	Percentage of AOLTIP Units Vested
Below Threshold	Less than 25%	Less than $6.40	0%
Threshold	25%	$6.40	33%
Target	50%	$7.68	67%
Maximum	75% or more	$8.96 or more	100%

Unless and until both the service-based vesting conditions and performance-based vesting conditions set forth in Section 2(a) and (b), respectively, above have been satisfied with respect to an Award AOLTIP Unit, the Participant (or his or her successors, heirs, assigns or personal representatives, as applicable) will not have the right to convert such Award AOLTIP Unit into Award Common Units in accordance with the terms of the LP Agreement. If the performance-based vesting conditions have not been satisfied with respect to any Award AOLTIP Units on the Mandatory Conversion Date, such Award AOLTIP Unit, whether the service-based vesting condition has been satisfied or not, shall, without payment of any consideration by the Partnership, be forfeited and be and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such Award AOLTIP Unit.

3.
Conversion. From and after the date on which an Award AOLTIP Unit fully vests by satisfying both the service-based and performance-based vesting conditions set forth in Section 2 above, it shall be convertible into Award Common Units in accordance with the terms of the LP Agreement. The Mandatory Conversion Date for the Award AOLTIP Units, for purposes of the LP Agreement, will be the Final Conversion Date (as set forth above). As set forth in the LP Agreement, any Award AOLTIP Units that have not been converted prior to the Mandatory Conversion Date will automatically be converted on such date. In addition, as set forth in the LP Agreement, the General Partner of the Partnership may elect to convert the Award AOLTIP Units upon the effective time of an AOLTIP Forced Conversion Event (as defined in the Partnership Agreement).
4.
Distributions. Distributions on the Award AOLTIP Units shall be paid to the Participant to the extent provided for in the LP Agreement. The AOLTIP Unit Sharing Percentage (as defined in the LP Agreement) shall be 10%.
5.
Termination of Employment.
(a)
Death or Disability. If the Participant’s employment with the Employer shall terminate by reason of death or Disability (i) prior to February 1, 2025, the service-based vesting conditions set forth in Section 2(a) shall be deemed to be satisfied with respect to fifty percent (50%) of the Award AOLTIP Units or (ii) on or after February 1, 2025, the service-based vesting conditions set forth in Section 2(a) shall be deemed to be satisfied with respect to one hundred percent (100%) of the Award AOLTIP Units and, in either case, any previously unvested Award AOLTIP Units shall automatically and without notice become vested, subject to satisfaction of the performance-based vesting conditions set forth in Section 2(b). Any Award AOLTIP Units held by the Participant that have not been deemed to satisfy the service-based vesting conditions set forth in Section 2(a) as of the date of termination shall automatically and without notice be forfeited and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Award AOLTIP Units.
(b)
Termination for Cause. If the Participant’s employment with the Employer shall be terminated by the Employer for Cause, any portion of the Award AOLTIP Units outstanding on such date shall be forfeited immediately and this Agreement shall be of no further force and effect.

(c)
Termination of Employment by the Employer Without Cause or by the Participant for Good Reason. If the Participant’s employment with the Employer shall be terminated by the Employer for any reason other than Cause (or in connection with the Participant’s death or Disability pursuant to Section 5(a) hereof), or the Participant shall resign his or her employment for Good Reason, subject to the Participant signing a separation agreement containing, among other provisions, a release of claims and non-disparagement, confidentiality and return of property, in a form and manner satisfactory to the Employer (the “Separation Agreement and Release”) and the Separation Agreement and Release becoming irrevocable, all within 30 days after the date of such termination, then (i) if such termination occurs prior to February 1, 2025, the service-based vesting conditions set forth in Section 2(a) shall be deemed to be satisfied with respect to fifty percent (50%) of the Award AOLTIP Units or (ii) if such termination occurs on or after February 1, 2025, the service-based vesting conditions set forth in Section 2(a) shall be deemed to be satisfied with respect to one hundred percent (100%) of the Award AOLTIP Units and, in either case, any previously unvested Award AOLTIP Units shall become vested on the date that is 30 days following the date of such termination, subject to satisfaction of the performance-based vesting conditions set forth in Section 2(b). Any termination or forfeiture of unvested Award AOLTIP Units that otherwise would have occurred on or within 30 days after the Participant’s date of termination will be delayed until the 30th day after such date and will occur only to the extent such Award AOLTIP Units do not vest pursuant to this section. Notwithstanding the vesting schedule set forth in Section 2(a), above, no additional service-based vesting shall occur during this 30-day period following the Participant’s date of termination. Any Award AOLTIP Units held by the Participant that have not been deemed to satisfy the service-based vesting conditions set forth in Section 2(a) upon the conclusion of the 30-day period following the Participant’s date of termination shall automatically and without notice be forfeited and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Award AOLTIP Units.
(d)
[Qualified Retirement. If the Participant notifies the Employer of the Participant’s intent to retire, then (i) if notice of such retirement is given prior to February 1, 2024, then one hundred percent (100%) of the Award AOLTIP Units shall automatically and without notice be forfeited as of the date of such retirement and (ii) if notice of such retirement is given on or after February 1, 2024, but prior to February 1, 2025, then fifty percent (50%) of the Award AOLTIP Units shall automatically and without notice be forfeited as of the date of such retirement and, in either case, neither the Participant nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Award AOLTIP Units. Any Award AOLTIP Units that remain outstanding following the Participant’s retirement shall continue to vest pursuant to the terms set forth in this Agreement if and as provided in any employment, change in control or other agreement or arrangement with the Employer; provided that, to the extent no such other agreement or arrangement exists, all Award AOLTIP Units that have not satisfied the service-based vesting conditions set forth in Section 2(a) shall automatically and without notice be forfeited and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Award AOLTIP Units.]
(e)
Other Termination of Employment. If the Participant’s employment with the Employer terminates for any reason other than those described above, any Award AOLTIP

Units held by the Participant that have not vested as of the date of such termination shall automatically and without notice be forfeited and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Award AOLTIP Units.
6.
Changes in Capitalization. Without duplication with the provisions of Section 3(b) of the Plan, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Administrator necessitates action by way of adjusting the terms of this Agreement, then and in that event, the Administrator shall take such action as shall be necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, adjustments in the number of Award AOLTIP Units then subject to this Agreement, the AOLTIP Unit Conversion Factor, the AOLTIP Unit Participation Threshold, the performance-based vesting conditions and substitution of other awards under the Plan or otherwise.
7.
Incorporation of Plan; Interpretation by Administrator. The Award AOLTIP Units granted hereunder are not currently issued as equity securities under the Plan. However, all provisions of the Plan relating to administration of an Award under the Plan shall govern the Award AOLTIP Units and this Agreement as though the Award AOLTIP Units and this Agreement constituted an Award under the Plan regardless of whether corresponding Share Equivalents have or have not been reserved under the Plan as of any date. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan, to the extent not inconsistent with the terms of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of this Agreement shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.
8.
Defined Terms. For purposes of this Agreement, the following defined terms shall have the meanings specified herein:
(a)
“AOLTIP Unit Conversion Factor” has the meaning given to that term in the LP Agreement.
(b)
“AOLTIP Unit Participation Threshold” has the meaning set forth prior to the Recitals and in the LP Agreement.
(c)
“Cause” means (i) if the Participant is a party to an employment, change in control or other agreement or arrangement with the Employer, and “Cause” is defined therein, such definition, or (ii) if the Participant is not party to an employment agreement with the Employer that defines “Cause,” Cause shall mean, (A) the continued failure by the Participant to substantially perform the Participant’s duties with the Employer after written notification by the

Employer of such failure; (B) conduct by the Participant which would reasonably be expected to result in material injury or reputation harm to the Employer; (C) conduct by the Participant constituting a material act of misconduct in the performance of his or her duties; (D) the material violation by the Participant of the Company’s Code of Business Conduct and Ethics, as in effect on the Grant Date and as subsequently changed from time to time; or (E) the commission by the Participant of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud.
(d)
“Change in Control” means any of the following:
(i)
any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”), but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding shares of common stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or
(ii)
any consolidation or merger of the Company resulting in the voting securities of the Company outstanding immediately prior to the consolidation or merger representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 65 percent of the combined voting power of the securities of the surviving entity or its parent outstanding immediately after such consolidation or merger; or
(iii)
the members of the Board of Directors of the Company (the “Board”) at the beginning of any consecutive 24-calendar month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director; or
(iv)
there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50 percent of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

(e)
“Code” means the Internal Revenue Code of 1986, as amended.
(f)
“Common Stock Price” means, as of any given date, the highest average of the Fair Market Value of one share of Common Stock over twenty (20) consecutive trading days during the period commencing on the Grant Date and ending on the earlier of (i) the date on which an Award AOLTIP Unit is converted to Award Common Units pursuant to the terms of the LP Agreement or (ii) the Mandatory Conversion Date; provided that if such date is the Transactional Change in Control Measurement Date or the date upon which a Transactional Change in Control occurs, the Common Stock Price as of such date shall be equal to the fair market value in cash, as determined in good faith by the Committee, of the total consideration paid or payable in the transaction resulting in (or that is to result in) the Transactional Change in Control for one share of Common Stock.
(g)
“Disability” means (i) if the Participant is a party to an employment, change in control or other agreement or arrangement with the Employer, and “Disability” is defined therein, such definition, or (ii) if the Participant is not party to an employment agreement with the Employer that defines “Disability,” the Participant has been determined by a physician selected by the Company and reasonably acceptable to the Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(h)
“Employer” means either the Company, the Partnership or any of their Subsidiaries that employ the Participant.
(i)
“Fair Market Value” means, as of any given date, the fair market value of a security determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that if such security is admitted to trading on a national securities exchange, the fair market value of such security on any date shall be the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date (or, if such date is not a trading date on which there was a sale of such security on such exchange, the last preceding date on which there was a sale of such security on such exchange), unless such security has not been traded for 10 trading days.
(j)
“Final Conversion Date” has the meaning set forth prior to the Recitals.
(k)
“Good Reason” means (i) if the Participant is party to an employment, change in control or other agreement or arrangement with the Employer and “Good Reason” is defined therein, such definition, or (ii) if the Participant is not party to an employment agreement with the Employer that defines “Good Reason,” Good Reason shall mean that the Participant has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (A) a material diminution in the Participant’s responsibilities, authority or duties; (B) a material diminution in the Participant’s base salary and cash bonus opportunity; (C) a change in the geographic location at which the Participant provides services to the Company by at least 30 miles; or (D) a material breach by the Company of this Agreement or of any employment, change in control or other agreement or arrangement with the Employer. “Good Reason Process” shall mean that (i) the Participant reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Participant notifies the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (iii) the Participant cooperates in good faith with the Company’s efforts, if any, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Participant terminates his or her employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.
(l)
“Mandatory Conversion Date” has the meaning set forth as such in Section 3 of this Agreement.
(m)
“Transactional Change in Control” means a Change in Control resulting from the completion of a tender offer for Common Stock, a consolidation or merger of the Company or a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.
(n)
“Transactional Change in Control Measurement Date” means the date on which the Company or the Partnership enters into a definitive agreement with a third party to effectuate a Transactional Change in Control if either (i) a Transactional Change in Control occurs pursuant to such definitive agreement, as amended, or a subsequent definitive agreement entered into with an interloping third party or (ii) the Mandatory Conversion Date occurs prior to the termination of such definitive agreement, as amended, or a subsequent definitive agreement entered into with an interloping third party.
9.
Restrictions on Transfer.
(a)
Except as otherwise permitted by the Administrator, none of the Award AOLTIP Units granted hereunder nor any of the Award Common Units shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the Redemption Right (as defined in the LP Agreement) may not be exercised with respect to the Award Common Units, provided that, for Award AOLTIP Units (and any Award Common Units into which such Award AOLTIP Units may be converted), at any time after the date that (i) such Award AOLTIP Units vest, (ii) is two (2) years after the Grant Date and (iii) is after the earlier of (I) one year after such Award AOLTIP Units satisfied the service-based vesting requirements set forth in this Agreement, (II) the termination of the Participant’s employment with the Employer or (III) a Change in Control, (A) such Award AOLTIP Units or Award Common Units may be Transferred to a charity or to the Participant’s Family Members (as defined below) by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 9 and (B) the Redemption Right may be exercised with respect to such Award Common Units, and such Award Common Units may be Transferred to the Partnership or the Company in connection with the exercise of the Redemption Right, in accordance with and to the extent otherwise permitted by the terms of the LP Agreement. Additionally, all Transfers of Award AOLTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, the “Securities Act”) and the applicable terms and conditions of the LP Agreement. In connection with any Transfer of Award AOLTIP Units or Award Common Units, the Partnership may require the Participant to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award AOLTIP Units or Award Common Units not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award AOLTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award AOLTIP Units or Award Common Units. Except as otherwise provided herein, this Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
(b)
For purposes of this Agreement, “Family Member” of a Participant, means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) own more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.
10.
Legend. The records of the Partnership and any other documentation evidencing the Award AOLTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such AOLTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.
11.
Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award AOLTIP Units granted hereunder, the Participant will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Administrator regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company may cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Participant in respect of the Participant’s exercise of the Redemption Right a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
12.
Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement without the Participant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Participant or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
13.
Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the Award AOLTIP Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
14.
Investment Representation; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Participant. The Participant shall promptly notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award AOLTIP Units or upon conversion or exchange of the Award AOLTIP Units into other limited partnership interests of the Partnership.
15.
No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Participant in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Participant at any time.
16.
No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
17.
Status of Award AOLTIP Units under the Plan. The Award AOLTIP Units granted hereunder are issued as equity securities of the Partnership, but are not currently issued as equity securities under the Plan. Upon the Participant’s exercise of the Redemption Right (as defined in the LP Agreement) with respect to Award Common Units into which Award AOLTIP Units granted hereunder have been converted, the Company will have the right, as set forth in the LP Agreement, to issue shares of Common Stock in exchange for such Award Common Units, subject to the limitations set forth in the LP Agreement, and such shares of Common Stock may be issued under the Plan if the Compensation Committee of the Board (the “Committee”) so determines. The Committee may, in its sole and absolute discretion, determine whether and when the Award AOLTIP Units granted herein become part of the Plan (and when Share Equivalents available under the Plan are to be reserved for issuance upon exercise of the Redemption Right with respect to the Award Common Units issued or issuable upon conversion of Award AOLTIP Units granted herein), and upon and to the extent of such determination the AOLTIP Units and this Agreement will be considered an Award under the Plan. The Participant acknowledges that the Participant will have no right to approve or disapprove such election by the Company. The Company will promptly notify the Participant upon the reservation of shares of Common Stock pursuant to the Plan for issuance upon exercise of the Redemption Right with respect to Award Common Units issued or issuable upon conversion of Award AOLTIP Units granted hereunder.
18.
Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award AOLTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
19.
Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Maryland.
20.
Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
21.
Notices. Notices hereunder shall be mailed or delivered to the Employer at its principal place of business at 1633 Broadway, Suite 1801, New York, New York 10019 and shall be mailed or delivered to the Participant at the address on file with the Employer or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
22.
Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
23.
Successors and Assigns. The rights and obligations created hereunder shall be binding on the Participant and his or her heirs and legal representatives and on the successors and assigns of the Partnership.

24.
Clawback. All Award AOLTIP Units granted pursuant to this Agreement shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or any of its subsidiaries or affiliates in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its subsidiaries or affiliates as in effect from time to time, including, without limitation, the Company’s Compensation Recovery Policy, adopted as of July 28, 2023 and effective as of October 2, 2023.
25.
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
26.
Electronic Delivery of Documents. By accepting this Agreement, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

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PARAMOUNT GROUP, INC.

By:
Albert P. Behler
Chairman, Chief Executive Officer and President

PARAMOUNT GROUP OPERATING PARTNERSHIP LP

By: PARAMOUNT GROUP, INC., its General Partner

By:
Albert P. Behler
Chairman, Chief Executive Officer and President

PARTICIPANT

Name:

Address:

[Signature Page to Performance-Based AOLTIP Unit Award Agreement]

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Participant, desiring to become one of the within named Limited Partners of Paramount Group Operating Partnership LP, hereby becomes a party to the Agreement of Limited Partnership of Paramount Group Operating Partnership LP, as amended through the date hereof (the “Partnership Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

By:
Name:
Date:

Address of Limited Partner:

EXHIBIT B

PARTICIPANT’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Participant hereby represents, warrants and covenants as follows:

(a) The Participant has received and had an opportunity to review the following documents (the “Background Documents”):

(i)
The Company’s latest Annual Report to Stockholders;
(ii)
The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)
The Company’s Report on Form 10-K most recently filed by the Company;
(iv)
The Company’s Form 10-Q for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above, if any;
(v)
Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)
The Agreement of Limited Partnership of Paramount Group Operating Partnership LP, as amended and supplemented;
(vii)
The Company’s Amended and Restated 2014 Equity Incentive Plan; and
(viii)
The Company’s Articles of Incorporation.

The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Participant as a holder of Award AOLTIP Units shall not constitute an offer of Award AOLTIP Units until such determination of suitability shall be made.

(b) The Participant hereby represents and warrants that

(i) The Participant either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him or her with respect to the grant to him or her of AOLTIP Units, the potential conversion of AOLTIP Units into common units of the Partnership (“Common Units”) and the potential redemption of such

Common Units for shares of Stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.

(ii) The Participant understands that (A) the Participant is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of AOLTIP Units may become subject, to his or her particular situation; (B) the Participant has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Participant believes to be necessary and appropriate to make an informed decision to accept this Award of AOLTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the AOLTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his or her receipt of AOLTIP Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the AOLTIP Units. The Participant has relied upon, and is making his or her decision solely upon, the Background Documents and other written information provided to the Participant by the Partnership or the Company. The Participant did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with his or her own advisors in connection with his or her evaluation of the Background Documents and this Agreement and the Participant’s receipt of AOLTIP Units.

(iii) The AOLTIP Units to be issued, the Common Units issuable upon conversion of the AOLTIP Units and any Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the AOLTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her or her AOLTIP Units, Common Units or Shares in compliance with the

Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv) The Participant acknowledges that (A) neither the AOLTIP Units to be issued, nor the Common Units issuable upon conversion of the AOLTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such AOLTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such AOLTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such AOLTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such AOLTIP Units or the Common Units issuable upon conversion of the AOLTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units, the Company may issue Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such AOLTIP Units acquired hereby and the Common Units issuable upon conversion of the AOLTIP Units which are set forth in the Partnership Agreement and this Agreement, the Participant may have to bear the economic risk of his or her ownership of the AOLTIP Units acquired hereby and the Common Units issuable upon conversion of the AOLTIP Units for an indefinite period of time.

(v) The Participant has determined that the AOLTIP Units are a suitable investment for the Participant.

(vi) No representations or warranties have been made to the Participant by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Participant has received no information relating to an investment in the Partnership or the AOLTIP Units except the information specified in this Paragraph (b).

(c) So long as the Participant holds any AOLTIP Units, the Participant shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of AOLTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d) The address set forth on the signature page of this Agreement is the address of the Participant’s principal residence, and the Participant has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

(e) The representations of the Participant as set forth above are true and complete to the information and belief of the Participant, and the Partnership shall be notified promptly of any changes in the foregoing representations.